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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


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                                                                                JURISDICTION OF
NAME OF SUBSIDIARY                                   DIRECT/INDIRECT            INCORPORATION

Blue Ridge Finance Company, Inc.                           Direct               South Carolina
Carolina First Bank                                        Direct               South Carolina
Carolina First Guaranty Reinsurance, Ltd.                  Direct               St. Lucia, West Indies
Carolina First Insurance Services, LLC                     Indirect             South Carolina
Carolina First Investment Limited Partnership              Direct               South Carolina
Carolina First Mortgage Company                            Direct               South Carolina
Carolina First Mortgage Loan Trust                         Indirect             South Carolina
Carolina First Mortgage Loan Trust II                      Indirect             South Carolina
Carolina First Securities, Inc.                            Indirect             South Carolina
CF Investment Company                                      Indirect             South Carolina
CF Technology Services                                     Direct               Florida
Citrus REIT Corporation                                    Indirect             Florida
FLOREIT, Inc.                                              Indirect             Virginia
Gardner Associates, Inc.                                   Indirect             South Carolina
Mercantile Bank                                            Direct               Florida
Poinsett Service Corporation                               Indirect             South Carolina
SCOREIT, Inc.                                              Indirect             Virginia
South Financial Asset Management, Inc.                     Direct               South Carolina
South Financial Capital Trust I                            Direct               Delaware
South Financial Capital Trust II                           Direct               Delaware
South Financial Capital Trust III                          Direct               Delaware
The South Financial Wealth Management Group, Inc.          Indirect             South Carolina
TSFG Capital Trust 2002-A                                  Direct               Delaware
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